SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 20, 2006

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Matters.

As previously disclosed, the Audit Committee of Motive, Inc.’s Board of Directors is conducting a review of various financial accounting issues and matters and, in connection therewith, Motive announced on April 3, 2006 that it was restating its financial results for periods dating back to 2001. Also as previously disclosed, Motive’s management has been uncertain regarding the Company’s ability to achieve the previously disclosed November 30, 2006 estimated date for completing its restated financial statements and filing all of its delinquent periodic reports with the SEC. As a result of the ongoing efforts of Motive’s Audit Committee and management, a determination has been made that Motive will not be in position to complete its restated financial statements and file its delinquent periodic reports with the SEC by November 30, 2006. While management can not estimate when Motive will be in a position to complete these matters, the Company continues to be committed to completing its restated financial statements and periodic reports as soon as reasonably practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVE, INC.

Date: November 20, 2006	By:	/s/ Mike Fitzpatrick
Mike Fitzpatrick
Chief Financial Officer